Exhibit 18(b)

                               CONSECO FUND GROUP
                 SECOND AMENDED AND RESTATED MULTIPLE CLASS PLAN
                             PURSUANT TO RULE 18f-3
                                   SCHEDULE A


Name of Series & Classes                        Date Subject to Plan
------------------------                        --------------------

Conseco Equity Fund                             December 5, 1996
Class A, Class B, Class C, Class S,             (Amended and Restated as of
and Class Y                                     December 31, 1997)

Conseco Asset Allocation Fund                   December 5, 1996
Class A, Class B, Class C, Class S,             (Amended and Restated as of
and Class Y                                     December 31, 1997)

Conseco Fixed Income Fund                       December 5, 1996
Class A, Class B, Class C, Class S,             (Amended and Restated as of
and Class Y                                     December 31, 1997)

Conseco 20 Fund                                 December 31, 1997
Class A, Class B, Class C, Class S,
and Class Y

Conseco High Yield Fund                         December 31, 1997
Class A, Class B, Class C, Class S,
and Class Y

Conseco International Fund                      December 31, 1997
Class A, Class B, Class C, and
Class Y

Conseco Convertible Securities Fund             September 28, 1998
Class A, Class B, Class C and
Class Y